SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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☑	Definitive proxy statement

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☐	Soliciting material pursuant to section 240.14a-12
THE FEMALE HEALTH COMPANY

(Name of Registrant as Specified in Its Charter)
Registrant

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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THE FEMALE HEALTH COMPANY
515 North State Street
Suite 2225
Chicago, Illinois 60610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 29, 2007

To the Shareholders of The Female Health Company:

Notice is hereby given that the Annual Meeting of the Shareholders (the “Annual Meeting”) of The Female Health Company (the “Company”) will be held at The Hilton Garden Inn, the Garden Room, 10 East Grand Avenue, Chicago, Illinois 60610, on March 29, 2007 at 2:00 p.m., local time, for the following purposes:

1. To elect nine members to the Board of Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2008 Annual Meeting.

2. To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP, independent registered public accounting firm, as the Company’s auditors for the fiscal year ending September 30, 2007.

3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Shareholders of record at the close of business on February 12, 2007 are entitled to vote at the Annual Meeting. All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders who are unable to be present in person are requested to execute and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company.

By Order of the Board of Directors,

William R. Gargiulo, Jr.
Secretary

Chicago, Illinois
February 20, 2007

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 29, 2007
PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
ELECTION OF DIRECTORS (Item 1)
NOMINEES FOR ELECTION AS DIRECTORS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 2)
DIRECTORS MEETINGS AND COMMITTEES
CORPORATE GOVERNANCE MATTERS
AUDIT COMMITTEE MATTERS
EXECUTIVE COMPENSATION
Summary Compensation Table
AGGREGATED FISCAL YEAR-END OPTION VALUES
SECURITY OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS FOR 2007 ANNUAL MEETING
ANNUAL REPORT
EXPENSES OF SOLICITATION
ANNEX A

THE FEMALE HEALTH COMPANY
515 North State Street
Suite 2225
Chicago, Illinois 60610

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Female Health Company (the “Company”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Hilton Garden Inn, the Garden Room, 10 East Grand Avenue, Chicago, Illinois 60610, 2:00 p.m., local time, on March 29, 2007, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing to shareholders of this Proxy Statement and accompanying form of proxy will take place on or about February 20, 2007.

GENERAL INFORMATION

The Board of Directors knows of no business which will be presented to the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted FOR: (1) the election of the directors listed in the enclosed proxy; and (2) ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

Only holders of the Company’s Common Stock (the “Common Stock”), holders of the Company’s Class A Convertible Preferred Stock-Series 1 (the “Series 1 Preferred Stock”) and holders of the Company’s Class A Convertible Preferred Stock-Series 3 (the “Series 3 Preferred Stock”), whose names appear of record on the books of the Company at the close of business on February 12, 2007 are entitled to vote at the Annual Meeting. On that date, there were 24,513,149 shares of Common Stock, 56,000 shares of Series 1 Preferred Stock and 473,377 shares of Series 3 Preferred Stock outstanding. Each share of Common Stock, each share of Series 1 Preferred Stock and each share of Series 3 Preferred Stock is entitled to one vote on each matter to be presented at the Annual Meeting. A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter.

Under Wisconsin law, directors are elected by plurality, meaning that the nine individuals receiving the largest number of votes are elected as directors, and the ratification of the appointment of the independent registered public accounting firm requires the number of votes cast in favor of this proposal to exceed the number of votes cast against this proposal, assuming a quorum is present. Abstentions and broker nonvotes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instruction from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owners) will count toward the quorum requirement but will not count toward the determination of whether directors are elected or the appointment of the independent registered public accounting firm is ratified.

ELECTION OF DIRECTORS

(Item 1)

Pursuant to the authority contained in the Amended and Restated By-Laws of the Company, the Board of Directors has established the number of directors at nine. The Board of Directors has nominated O.B. Parrish, Mary Ann Leeper, Ph.D., William R. Gargiulo, Jr., David R. Bethune, Stephen M. Dearholt, Michael R. Walton, James R. Kerber, Richard E. Wenninger and Mary Margaret Frank, Ph.D. for election as directors, all to serve until the 2008 Annual Meeting of Shareholders.

As indicated below, all persons nominated by the Board of Directors are incumbent directors. The Company anticipates that all of the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).

NOMINEES FOR ELECTION AS DIRECTORS

O.B. Parrish
Age: 73; Elected Director: 1987; Present Term Ends: 2007 Annual Meeting

O.B. Parrish has served as Chief Executive Officer of the Company since 1994, as acting President since May 2006, as acting Chief Financial and Accounting Officer from February 1996 to March 1999 and as the Chairman of the Board and a Director of the Company since 1987. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. (“Phoenix of Illinois”) since 1987. Phoenix of Illinois owns approximately 233,501 shares of the Company’s Common Stock. Mr. Parrish also is Chairman and a Director of ViatiCare, L.L.C., a financial services company, and Chairman and a Director of Abiant, Inc., a neuroimaging company. Mr. Parrish is also a trustee of Lawrence University. From 1977 until 1986, Mr. Parrish was the President of the Global Pharmaceutical Group of G.D. Searle & Co. (“Searle”), a pharmaceutical/consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operation of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer’s International Division.

Mary Ann Leeper, Ph.D.
Age: 66; Elected Director: 1987; Present Term Ends: 2007 Annual Meeting

Dr. Leeper has served as Senior Strategic Adviser to the Company since May 2006. Dr. Leeper served as the President and Chief Operating Officer of the Company from 1996 to April 2006. Dr. Leeper served as President and Chief Executive Officer of The Female Health Company Division from May 1994 until January 1996, as Senior Vice President — Development of the Company from 1989 until January 1996 and as a Director of the Company since 1987. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix of Illinois since 1987. From 1981 until 1986, Dr. Leeper served as Vice President — Market Development for Searle’s Pharmaceutical Group and in various Searle research and development management positions. As Vice President — Market Development, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the FDA. Dr. Leeper serves on the Board of Neenah Paper, Inc. and is chair of its nominating and governance committee. She is also an adjunct professor at the University of Virginia Darden School of Business.

William R. Gargiulo, Jr.
Age: 78; Elected Director: 1987; Present Terms Ends: 2007 Annual Meeting

William R. Gargiulo, Jr. has served as Secretary of the Company from 1996 to present, as Vice President from 1996 to September 30, 1998, as Assistant Secretary of the Company from 1989 to 1996, as Vice President — International of The Female Health Company Division from 1994 until 1996, as Chief Operating Officer of the Company from 1989 to 1994, and as General Manager of the Company from 1988 to 1994. Mr. Gargiulo has also served as a Director of the Company since 1987. Mr. Gargiulo is a trustee of a trust which is a shareholder of

Phoenix of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice-President of the Pharmaceutical Group of Searle, in charge of Searle’s European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle’s Latin American operations.

David R. Bethune
Age: 66; Elected Director: 1996; Present Term Ends: 2007 Annual Meeting

Mr. Bethune has served as a Director of the Company since January 1996. He is currently a member of the Board of Directors of the CAMBREX Corporation, a life sciences company dedicated to providing products and services that accelerate and improve the discovery and commercialization of human therapeutics. Mr. Bethune served as Chairman and Chief Executive Officer of Atrix Laboratories, Inc. from 1999 until his retirement in 2004. From 1997 to 1998, Mr. Bethune held the positions of President and Chief Operating Officer of the IVAX Corporation. From 1996 to 1997, Mr. Bethune was a consultant to the pharmaceutical industry. From 1995 to 1996, Mr. Bethune was President and Chief Executive Officer of Aesgen, Inc., a generic pharmaceutical company. From 1992 to 1995, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. While at American Cyanamid Company, he had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Mr. Bethune is a founding trustee of the American Cancer Society Foundation. He is the founding chairman of the Corporate Council of the Children’s Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

Stephen M. Dearholt
Age: 60; Elected Director: 1996; Present Term Ends: 2007 Annual Meeting

Mr. Dearholt has served as a Director of the Company since April 1996. Mr. Dearholt is a co-founder of, and partner in, Insurance Processing Center, Inc., one of the largest privately owned life insurance marketing organizations in the United States, since 1972. He has over 33 years of experience in direct response advertising and data based marketing of niche products. Since 1985, he has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted the Company in its purchase of Chartex. Mr. Dearholt is also very active in the non-profit sector. He is currently on the Board of Directors of Children’s Hospital Foundation of Wisconsin, an honorary board member of the Zoological Society of Milwaukee, and the national Advisory Council of the Hazelden Foundation. He is a past board member of Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

Michael R. Walton
Age: 69; Elected Director: 1999; Present Term Ends: 2007 Annual Meeting

Mr. Walton has served as a Director of the Company since April 1999. Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. The company has focused on start-up situations, and growing value in under-performing, and undervalued radio stations and newspapers. Sheboygan County Broadcasting Co. has owned and operated businesses in Wisconsin, Illinois, Michigan and New York. It has specialized in creating, building and managing news media properties and has acquired existing companies, as well. Prior to 1972, Mr. Walton was owner and President of Walton Co., an advertising representative firm he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times and Gorman Publishing Co. Mr. Walton has served on the Board of the American Red Cross, the Salvation Army, the Sheboygan County Chamber of Commerce and the Rogers Memorial Hospital Foundation.

James R. Kerber
Age: 74; Director: 1999; Present Term Ends: 2007 Annual Meeting

Mr. Kerber has served as a Director of the Company since April 1999. Mr. Kerber has been a business consultant to the insurance industry since January 1996. He has over 40 years of experience in operating insurance companies, predominately those associated with life and health. From 1994 to 1996, he was Chairman, President, Chief Executive Officer and director of the 22 life and health insurance companies which comprise the ICH Group.

In 1990, Mr. Kerber was a founding partner in the Life Partners Group where he was Senior Executive Vice President and a director. Prior to that, he was involved with operating and consolidating over 200 life and health insurance companies for ICH Corporation, HCA Corporation and US Life Corporation.

Richard E. Wenninger
Age: 59; Director: 2001; Present Term Ends: 2007 Annual Meeting

Mr. Wenninger has served as a Director of the Company since July 2001. Mr. Wenninger currently serves as Chairman of Wenninger Company, Inc., a mechanical contracting and engineering company. From 1976 to 2001, Mr. Wenninger served as President and Chief Executive Officer of Wenninger Company, Inc. He is also Secretary of Wenn Soft, Inc., a software development, sales and service company he founded in 1997. From 1992 to 1999, Mr. Wenninger served as Secretary of Liftco, Inc. Mr. Wenninger is a current board member of the Boys & Girls Club of Milwaukee, a former President and board member of the Milwaukee Athletic Club, a former board member of the Wisconsin Psychoanalytic Foundation, a former board member of University Lake School, the former President and a current board member of the Plumbing and Mechanical Contractors Association of Milwaukee, the former President and a former board member of the Sheet Metal Contractors Association of Milwaukee and a former board member of the Mechanical Contractors Association of America.

Mary Margaret Frank, Ph.D.
Age: 37; Director: 2004; Present Term Ends: 2007 Annual Meeting

Dr. Frank has served as a Director of the Company since October 2004. Dr. Frank has served as an Assistant Professor of Accounting at the Darden Graduate School of Business at the University of Virginia where she has taught financial and tax accounting since 2002. From 1999 to 2002, Dr. Frank was an Assistant Professor at the Graduate School of Business at the University of Chicago. During 1997, Dr. Frank was an accounting instructor at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. From 1992 to 1994, Dr. Frank served as a Senior Tax Consultant at Arthur Andersen.

The Board of Directors recommends that shareholders vote FOR all nominees.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2)

The Audit Committee of the Board of Directors has appointed McGladrey & Pullen, LLP, independent registered public accounting firm, as auditors to audit the financial statements of the Company for the fiscal year ending September 30, 2007. The Board of Directors proposes that the shareholders ratify this appointment. McGladrey & Pullen, LLP audited the Company’s financial statements for the fiscal year ended September 30, 2006. The Company expects that representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

In the event that ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company is not obtained at the Annual Meeting, the Audit Committee of the Board of Directors will reconsider its appointment.

Under Wisconsin law, the ratification of the appointment of the independent registered public accounting firm requires the number of votes cast in favor of this proposal, whether in person or by proxy, to exceed the number of votes cast against this proposal, assuming a quorum is present.

The Board of Directors recommends that shareholders vote FOR the ratification of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2007.

DIRECTORS MEETINGS AND COMMITTEES

Directors

The Board of Directors currently consists of nine members: O.B. Parrish, William R. Gargiulo, Jr., Mary Ann Leeper, Ph.D., Stephen M. Dearholt, David R. Bethune, Michael R. Walton, James R. Kerber, Richard E. Wenninger and Mary Margaret Frank, Ph.D. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms are expiring.

Committees of the Board of Directors and Meeting Attendance

The Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board’s Audit Committee is comprised of Dr. Frank (Chairperson), Mr. Bethune and Mr. Kerber. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (1) responsibility for hiring, overseeing and terminating the independent registered public accounting firm for the Company; (2) review of the timing, scope and results of the independent registered public accounting firm’s audit examination; (3) review of periodic comments and recommendations by the independent registered public accounting firm and of the Company’s response thereto; (4) review of the Company’s balance sheet, statement of operations and statement of cash flows; and (5) review of the scope and adequacy of internal accounting controls. The Board’s Audit Committee is an audit committee for purposes of section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee met four times during the fiscal year ended September 30, 2006.

The Compensation Committee is comprised of Mr. Kerber (Chairman), Mr. Walton, Mr. Dearholt, Mr. Bethune and Mr. Wenninger. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, evaluates and determines the compensation for the Company’s directors, executive officers and key employees. The Compensation Committee also administers the Company’s stock incentive and other employee benefit plans. The Compensation Committee held two meetings during the fiscal year ended September 30, 2006.

The Nominating and Corporate Governance Committee is comprised of Mr. Bethune (Chairman) and Mr. Walton. The Nominating and Corporate Governance Committee, in addition to such other duties as may be specified by the Board of Directors, identifies and recommends to the Board of Directors nominees for election to the Board of Directors, reviews and makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors and the committees of the Board of Directors and reviews and recommends to the Board of Directors corporate governance policies and practices for the Company. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended September 30, 2006.

The Board of Directors held eight meetings during the Company’s fiscal year ended September 30, 2006. All of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served, if any.

CORPORATE GOVERNANCE MATTERS

The Company is committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of the Company and its shareholders. The Board of Directors has adopted Corporate Governance Guidelines which can be found on the Company’s website at www.femalehealth.com.

Director Nominations

The Company has a standing Nominating and Corporate Governance Committee. The Company has placed a current copy of the charter of the Nominating and Corporate Governance Committee on its website located at www.femalehealth.com. Because the Common Stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Nominating and Corporate Governance Committee. However, each member of the Nominating and Corporate Governance Committee is independent as defined in the listing standards of the Nasdaq Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60610, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Shareholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on the Company’s Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. For new potential board members, the Nominating and Corporate Governance Committee will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

Communications between Shareholders and the Board of Directors

The Company has placed on its website located at www.femalehealth.com a description of the procedures for shareholders to communicate with the Board of Directors, a description of the Company’s policy for its directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s Annual Meeting.

Code of Ethics

The Company has adopted a Code of Business Ethics that applies to all of the Company’s employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Ethics is available on the Company’s corporate website which is located at www.femalehealth.com. The Company also intends to disclose any amendments to, or waivers from, the Code of Business Ethics on its corporate website.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is comprised of three members of the Company’s Board of Directors. As stated above, because the Common Stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Company’s Audit Committee. However, each member of the Audit Committee is independent as defined in the listing standards of the Nasdaq Stock Market.

The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was amended by the Board of Directors in February 2004 and which is attached as Annex A to this Proxy Statement. The Company has placed a current copy of the charter of the Audit Committee on its website located at www.femalehealth.com.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2006, with the Company’s management and with the Company’s independent registered public accounting firm;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

•	received and discussed with the Company’s independent registered public accounting firm the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees) and the independent registered public accounting firm’s independence.

Based on such review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006, for filing with the Securities and Exchange Commission (the “SEC”).

AUDIT COMMITTEE:

Mary Margaret Frank (Chairperson)
David R. Bethune
James R. Kerber

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees the Company paid for audit and nonaudit services rendered by the Company’s independent registered public accounting firm, McGladrey & Pullen, LLP, during fiscal years 2006 and 2005:

Service Type	Fiscal 2006	Fiscal 2005

Audit Fees(1)	$226,311	$189,101
Audit-Related Fees(2)	17,365	205,094
Tax Fees(3)	26,066	20,723
All Other Fees	—	—

Total Fees Billed	$269,742	$414,918

(1)	Consists of fees for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal years ended September 30, 2006 and September 30, 2005; the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-QSB during those fiscal years; and consents and assistance with documents filed by the Company with the SEC.

(2)	Consists of activities in support of the Company’s Sarbanes-Oxley Section 404 implementation project and costs incurred for consultation on various accounting matters in support of the Company’s financial statements.

(3)	For the fiscal years ended September 30, 2006 and September 30, 2005, consists of fees for professional services rendered in connection with preparation of federal and state income tax returns, including foreign tax filings, and assistance with foreign tax structuring.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of McGladrey & Pullen, LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairperson of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairperson of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairperson of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the nonaudit services, the proposed fees for the nonaudit services, whether the nonaudit services are permissible under applicable law or regulation and the likely impact of the nonaudit services on the independence of the independent registered public accounting firm.

Each new engagement of the Company’s independent registered public accounting firm to perform nonaudit services set forth in the table above has been approved in advance by the Audit Committee or the Chairperson of the Audit Committee pursuant to the foregoing procedures.

DIRECTOR COMPENSATION AND BENEFITS

Directors who are officers of the Company do not receive compensation for serving in such capacity. Individual directors who are not officers of the Company receive $1,000 for attendance in person at each meeting of the Board of Directors or meeting of a committee of which he or she is a member. In addition, each director who is not an employee of the Company receives an automatic grant of options to purchase 30,000 shares of Common Stock under the Company’s Outside Director Stock Option Plan. Stephen M. Dearholt, Richard E. Wenninger, Mary Margaret Frank, Ph.D., James R. Kerber, David R. Bethune and Michael R. Walton were awarded a post-election grant of 30,000 options each on October 12, 2006. All of the options awarded on October 12, 2006 have an exercise price of $1.27 per share, vest pro rata over a 36-month period commencing November 12, 2006 and ending on October 12, 2009 and expire on October 12, 2016.

EXECUTIVE OFFICERS

The names of, and certain information regarding, executive officers and certain key employees of the Company who are not directors of the Company, are set forth below.

Name	Age	Position

Donna Felch	59	Vice President and Chief Financial Officer
Michael Pope	49	Vice President and General Manager of The Female Health Company (UK) Plc.
Robert R. Zic	43	Vice President — Finance
Jack Weissman	59	Vice President — Sales

Donna Felch
Age: 59; Vice President and Chief Financial Officer

Ms. Felch has served as Vice President and Chief Financial Officer of the Company since February 2006. Prior to joining the Company, Ms. Felch was Vice President and Treasurer of American Pharmaceutical Partners Inc., a pharmaceutical company that develops, manufactures and markets injectable pharmaceutical products, from November 2002 until June 2005. In these positions, she directed the treasury, tax, financial planning and analysis, credit and collections and risk management functions. Ms. Felch joined American Pharmaceutical Partners Inc. in 1998 and during such time held the positions of Senior Director of Corporate Accounting and Director in General Accounting and Tax. In these roles, her responsibilities included internal and external financial reporting, tax, treasury, financing planning, credit and risk management. Previously, Ms. Felch served as Director of Corporate Tax with Fijisawa USA, a subsidiary of a major Japanese pharaceutical company. Ms. Felch had formerly worked as a Tax Manager for LyphoMed, Inc., a generic pharmaceutical manufacturer.

Michael Pope
Age: 49; Vice President, General Manager — The Female Health Company (UK) Plc.

Mr. Pope has served as Vice President of the Company since 1996 and as General Manager of The Female Health Company (UK) Plc. (formerly Chartex International, Plc.) since the Company’s 1996 acquisition of Chartex. Mr. Pope has also served as a Director of The Female Health Company, Ltd. (formerly Chartex Resources Limited) and The Female Health Company (UK) Plc. since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex with responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex’s relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. From 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

Robert R. Zic
Age: 43; Vice President — Finance.

Mr. Zic has served as Vice President — Finance of the Company since February 2006. Mr. Zic served as Principal Accounting Officer from March 1999 until February 2006. From 1998 to 1999, Mr. Zic held the dual positions of Acting Controller and Acting Chief Financial Officer at Ladbroke’s Pacific Racing Association division. From 1995 to 1998, Mr. Zic served as the Chief Accounting Manager and Assistant Controller at Argonaut Insurance Company. In this capacity, he was responsible for the financial and accounting operations of Argonaut and its four subsidiaries. From 1990 to 1994, he was the Assistant Controller of CalFarm Insurance Company, where he was responsible for external reporting duties. From 1988 to 1990, Mr. Zic was a Senior Accountant responsible for the statutory-based financials of Allstate Insurance Company. Mr. Zic began his career in 1986 as an auditor with Arthur Andersen & Co.

Jack Weissman
Age: 59; Vice President — Sales

Mr. Weissman has served as Vice President — Sales since June 1995. From 1992 to 1994, Mr. Weissman was Vice President-Sales for Capitol Spouts, Inc., a manufacturer of pouring spouts for gable paper cartons. From 1989 to 1992, he acted as General Manager-HTV Group, an investment group involved in the development of retail stores. From 1985 to 1989, Mr. Weissman was Director — Retail Business Development for The NutraSweet Company, a Searle subsidiary. Mr. Weissman joined Searle’s Consumer Products Group in 1979 and held positions of increasing responsibility, including National Account and Military Sales Manager. Prior to Searle, Mr. Weissman worked in the consumer products field as account manager and territory manager for Norcliff Thayer and Whitehall Laboratories.

EXECUTIVE COMPENSATION

The table below provides information for each of the Company’s last three fiscal years regarding all annual, long-term and other compensation paid by the Company to its Chief Executive Officer, the other two executive officers of the Company whose total annual salary and bonus exceeded $100,000 for services rendered during the fiscal year ended September 30, 2006 and the other former executive officer whose total annual salary and bonus exceeded such amount during fiscal 2006. The individuals listed in this table are referred to elsewhere in this proxy statement as the “named executive officers.”

Summary Compensation Table

					Long-Term
					Compensation Awards
	Annual Compensation				Restricted		Securities
	Fiscal				Stock		Underlying
Name and Principal Position	Year	Salary($)	Bonus($)		Awards($)		Options(#)

O.B. Parrish,	2006	110,833	—		538,000	(1)(2)	—
Chairman, Chief Executive Officer and	2005	90,000	—		75,000	(3)	—
Acting President	2004	90,000	—		117,500	(4)	464,000	(5)
Mary Ann Leeper, Ph. D.,	2006	204,167	—		51,000	(1)	—
Senior Strategic Adviser(6)	2005	250,000	—		37,500	(3)	—
	2004	250,000	—		47,000	(4)	790,000	(5)
Michael Pope,	2006	168,811	—		106,500	(1)(7)	—
Vice President and General Manager of the	2005	160,343	—		7,500	(3)	—
Female Health Company (UK) Plc.(8)	2004	155,059	—		11,750	(4)	370,000	(5)
Donna Felch,	2006	108,202	25,050	(10)	81,000	(7)	—
Chief Financial Officer and Vice President(9)

(1)	On October 3, 2005, Mr. Parrish, Dr. Leeper and Mr. Pope were issued 50,000, 30,000 and 15,000 shares, respectively, of restricted Common Stock by the Company’s Board of Directors. The shares had a one year restriction and became vested on October 1, 2006. The closing price of the Company’s Common Stock on October 3, 2005 was $1.70 per share. As of September 30, 2006, the value of Mr. Parrish’s restricted stock was $66,500, the value of Dr. Leeper’s restricted stock was $39,900 and the value of Mr. Pope’s restricted stock was $19,950 based on a value of $1.33 per share, the closing price of the Company’s Common Stock on that date. The shares of restricted stock have all the rights of the Company’s Common Stock, including voting and dividend rights.

(2)	On May 1, 2006, Mr. Parrish was issued 300,000 shares of restricted Common Stock by the Company’s Board of Directors. The shares vest pro rata over a two-year period such that 150,000 shares vest on each of May 1, 2007 and May 1, 2008. None of the shares were vested on October 1, 2006. The closing price of the Company’s Common Stock on May 1, 2006 was $1.51 per share. As of September 30, 2006, the value of Mr. Parrish’s restricted stock was $399,000 based on a value of $1.33 per share, the closing price of the Company’s Common Stock on that date. The shares of restricted stock have all the rights of the Company’s Common Stock, including voting and dividend rights.

(3)	On October 1, 2004, Mr. Parrish, Dr. Leeper and Mr. Pope were issued 50,000, 25,000 and 5,000 shares, respectively, of restricted Common Stock by the Company’s Board of Directors. The shares had a one year restriction and became vested on October 1, 2005. The closing price of the Company’s Common Stock on October 1, 2004 was $1.50 per share. As of September 30, 2006, the value of Mr. Parrish’s restricted stock was $66,500, the value of Dr. Leeper’s restricted stock was $33,250 and the value of Mr. Pope’s restricted stock was $6,650 based on a value of $1.33 per share, the closing price of the Company’s Common Stock on that date. The shares of restricted stock have all the rights of the Company’s Common Stock, including voting and dividend rights.

(4)	On October 1, 2003, Mr. Parrish, Dr. Leeper, and Mr. Pope were issued 50,000, 20,000 and 5,000 shares, respectively, of restricted Common Stock by the Company’s Board of Directors. The shares had a one year restriction and became vested on October 1, 2004. The closing price of the Company’s Common Stock on

October 1, 2003 was $2.35 per share. As of September 30, 2006, the value of Mr. Parrish’s restricted stock was $66,500, the value of Dr. Leeper’s restricted stock was $26,600, and the value of Mr. Pope’s restricted stock was $6,650 based on a value of $1.33 per share, the closing price of the Company’s Common Stock on that date. The shares of restricted stock have all the rights of the Company’s Common Stock, including voting and dividend rights.

(5)	On April 22, 2003, Mr. Parrish, Dr. Leeper and Mr. Pope were issued options to purchase shares of the Company’s Common Stock as part of an exchange for the cancellation of previously issued Common Stock options, which cancellation occurred on September 26, 2002. The Common Stock options have an exercise price of $1.40 per share, which was the closing stock price of the Company’s Common Stock on April 22, 2003. The options vested pro rata (one thirty-sixth) on the first of each month for 36 months following the date of the grant, commencing on May 1, 2003 and ending on April 1, 2006.

(6)	Dr. Leeper ceased to be an executive officer of the Company on May 1, 2006.

(7)	On June 30, 2006, Mr. Pope and Ms. Felch were each issued 60,000 shares of restricted Common Stock by the Company’s Board of Directors. The shares vest pro rata over a two-year period such that 30,000 shares vest on each of June 30, 2007 and June 30, 2008. None of the shares were vested on October 1, 2006. The closing price of the Company’s Common Stock on June 30, 2006 was $1.35 per share. As of September 30, 2006, the value of both Mr. Pope and Ms. Felch’s restricted stock was $79,800 based on a value of $1.33 per share, the closing price of the Company’s Common Stock on that date. The shares of restricted stock have all the rights of the Company’s Common Stock, including voting and dividend rights.

(8)	Mr. Pope’s salary is paid in U.K. pounds. Amounts shown for Mr. Pope’s salary are based on the 12- month average exchange rate for each year, which was 1.80 U.S. dollars per U.K. pound in fiscal 2006, was 1.85 U.S. dollars per U.K. pound in fiscal 2005 and 1.79 U.S. dollars per U.K. pound in fiscal 2004.

(9)	Ms. Felch became an executive officer of the Company with her appointment as Chief Financial Officer and Vice President in February 2006.

(10)	On February 6, 2006, Ms. Felch was issued 15,000 shares of Common Stock by the Company. The closing price of the Company’s Common Stock on February 6, 2006 was $1.67 per share.

Stock Options

No stock options were granted to the named executive officers of the Company during the fiscal year ended September 30, 2006.

The following table provides information regarding the value of unexercised options held by the named executive officers at September 30, 2006. No named executive officer exercised any option during the fiscal year ended September 30, 2006.

AGGREGATED FISCAL YEAR-END OPTION VALUES

	Number of Securities	Value of Unexercised
	Underlying Unexercised	In-the-Money Options at
	Options at Fiscal Year End(#)	Fiscal Year End($)
Name	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

O.B. Parrish	464,000 / 0	0 / 0
Mary Ann Leeper	790,000 / 0	0 / 0
Michael Pope	370,000 / 0	0 / 0
Donna Felch	0 / 0	0 / 0

(1)	Calculated based upon a closing sale price of $1.33 on September 30, 2006.

Employment and Change of Control Agreements

On January 20, 2006, the Company entered into an employment agreement with Dr. Leeper, the Company’s Senior Strategic Adviser and former President and Chief Operating Officer of the Company, and a member of the Company’s Board of Directors. The employment agreement was effective as of May 1, 2006. The employment agreement terminated all previous agreements between the parties relating to Dr. Leeper’s employment, including the employment agreement between the Company and Dr. Leeper effective as of May 1, 1994. Pursuant to the terms of the employment agreement, Dr. Leeper will serve as a strategic adviser to the Company. The employment agreement originally expired on September 30, 2006, but was extended for a period of 90 days. Pursuant to the employment agreement, Dr. Leeper originally received an annual base salary of $150,000. As part of the extension of the employment agreement, Dr. Leeper temporarily assumed some additional duties and her base salary was increased to $200,000. On February 8, 2007, the Company’s Board of Directors further extended Dr. Leeper’s employment for a period of ninety days commencing on February 8, 2007 in accordance with the same terms as previously extended. The employment agreement may be further extended upon the mutual agreement of the Company and Dr. Leeper. Under the employment agreement, Dr. Leeper is entitled to participate in the Company’s bonus plans, stock incentive plan and other employee benefit plans. Additionally, under the employment agreement, Dr. Leeper is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Company’s other senior management. Pursuant to the employment agreement, Dr. Leeper has agreed not to compete with the Company during employment and for a period of two years following termination of employment (six months if employment is terminated by the Company after a “change of control”) and has agreed to maintain the confidentiality of the Company’s proprietary information and trade secrets during the term of employment and for three years thereafter. The employment agreement provides that if Dr. Leeper’s employment is terminated by the Company without “cause” or by Dr. Leeper for “good reason,” Dr. Leeper will be entitled to a severance payment of $125,000 and a payment of $50,000 in consideration of the noncompetition and confidentiality covenants, except that if such termination occurs at any time after or in anticipation of a “change of control” with respect to the Company, Dr. Leeper will be entitled solely to those amounts to which she is entitled under the Amended and Restated Change of Control Agreement dated October 1, 2005 by and between the Company and Dr. Leeper. If the termination of Dr. Leeper’s employment occurs as a result of the death or disability of Dr. Leeper, then she shall be entitled to receive the greater of (a) her base salary or (b) the remaining amounts due her under the terms of the employment agreement.

Effective February 2, 2006, the Company entered into a letter agreement with Donna Felch, the Company’s Chief Financial Officer and Vice President regarding the terms of her employment with the Company. Pursuant to the terms of the letter agreement, Ms. Felch will serve as the Company’s Vice President and Chief Financial Officer and will be responsible for the Company’s financial reporting, financial analysis and related filings with the Securities and Exchange Commission. Ms. Felch will receive an annual base salary of $165,000. Additionally, Ms. Felch is entitled to participate in the Company’s bonus plans, stock incentive plan and other employee benefit plans. As a hiring bonus, Ms. Felch received a grant of 15,000 shares of common stock. Additionally, the Company agreed to grant Ms. Felch an additional 15,000 shares of common stock on the one year anniversary date of her hire date if she remained employed by the Company on such date. Ms. Felch is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Company’s other employees who are located in the United States.

Effective October 1, 2005, the Company entered into Amended and Restated Change of Control Agreements with each of O.B. Parrish, its Chairman and Chief Executive Officer, Mary Ann Leeper, its Senior Strategic Adviser and a director, and Michael Pope, its Vice President, and effective February 8, 2006, the Company entered into a change of control agreement with Donna Felch, its Chief Financial Officer and Vice President. These agreements essentially act as springing employment agreements which provide that, upon a change of control, as defined in the agreement, the Company will continue to employ the executive for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control, in each case as specified in the agreements. If the executive is terminated without cause or if he or she quits for good reason, in each case as defined in the agreements, after the change of control, the executive is generally entitled to receive a severance payment from the Company equal to the amount of compensation remaining to be paid to the executive under the agreement for the balance of the three-year term.

SECURITY OWNERSHIP

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of February 12, 2007 with respect to (1) each person known to the Company to own beneficially more than 5% of the

Company’s Common Stock, (2) each named executive officer and each director of the Company and (3) all directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of the Company’s Common Stock subject to options or warrants that are either currently exercisable or exercisable within 60 days of February 12, 2007 are treated as outstanding and beneficially owned by the holder for the purpose of computing the percentage ownership of the holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of February 12, 2007, the Company had outstanding 24,513,149 shares of Common Stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent

O.B. Parrish(2)	1,421,901	5.7%
William R. Gargiulo, Jr.(3)	137,500	*
Mary Ann Leeper, Ph.D.(4)	949,500	3.8%
Stephen M. Dearholt(5)	3,964,700	15.1%
David R. Bethune(6)	171,667	*
James R. Kerber(7)	575,377	2.3%
Michael R. Walton(8)	827,223	3.4%
Richard E. Wenninger(9)	3,057,918	12.4%
Mary Margaret Frank, Ph.D.(10)	29,167	*
Michael Pope(11)	454,245	1.8%
Donna Felch(12)	90,000	*
Gary Benson(13)	1,963,503	7.5%
All directors, nominees and executive officers, as a group (12 persons)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(14)	11,777,948	41.0%

*	Less than 1 percent.

(1)	Unless otherwise indicated, the address of each beneficial owner is 515 North State Street, Suite 2225, Chicago, IL 60610; the address of Mr. Dearholt is 36365 Trail Ridge Road, Steamboat Springs, CO 80488; the address of Mr. Kerber is 8547 East Arapahoe Road, #J217, Englewood, CO 80112; the address of Mr. Walton is 1626 North Prospect Avenue, No. 2310, Milwaukee, WI 53202; the address of Mr. Wenninger is 14000 Gypsum Creek Road, Gypsum, CO 81637; the address of Dr. Frank is P.O. Box 6550, Charlottesville, VA 22906 and the address of Mr. Benson is Regency Athletic Club, 1300 Nicollet Mall, Suite 600, Minneapolis, MN 55403.

(2)	Includes 233,501 shares owned by Phoenix of Illinois. Under the rules of the SEC, Mr. Parrish may be deemed to have voting and dispositive power as to such shares since Mr. Parrish is an officer, director and the majority shareholder of Phoenix of Illinois. Also includes 462,900 shares of Common Stock owned directly by Mr. Parrish, 225,000 shares of Common Stock owned by the Geneva O. Parrish 1996 Living Trust of which Mr. Parrish is beneficiary and for which Mr. Parrish may be deemed to share voting and investment power, 464,000 shares of Common Stock subject to stock options held by Mr. Parrish and 36,500 shares under Common Stock purchase warrants issued to Mr. Parrish.

(3)	Consists of 37,500 shares of Common Stock owned directly by Mr. Gargiulo and 100,000 shares of Common Stock subject to stock options held by Mr. Gargiulo.

(4)	Consists of 159,500 shares of Common Stock owned directly by Dr. Leeper and 790,000 shares of Common Stock subject to stock options held by Dr. Leeper.

(5)	Includes 1,403,113 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan, 26,500 shares held in a self-directed IRA, 275,820 shares held by the Mary C. Dearholt Trust of which Mr. Dearholt, a sibling and his mother are trustees, and 418,100 shares held by the

John W. Dearholt Trust of which Mr. Dearholt is a co-trustee with a sibling. Mr. Dearholt shares the power to vote and dispose of 693,920 shares of Common Stock held by the Mary C. Dearholt Trust and the John W. Dearholt Trust. Mr. Dearholt has sole power to vote and dispose of the remaining shares of Common Stock. Also includes 139,167 shares of Common Stock subject to stock options and Common Stock purchase warrants for 1,632,500 shares of Common Stock.

(6)	Consists of 32,500 shares of Common Stock owned directly by Mr. Bethune and 139,167 shares of Common Stock subject to stock options held by Mr. Bethune.

(7)	Includes 366,210 shares of Common Stock owned directly by Mr. Kerber and 109,167 shares of Common Stock subject to stock options held by Mr. Kerber. Also includes 100,000 shares subject to exercise of Common Stock purchase warrants.

(8)	Consists of (a) 440,992 shares of Common Stock owned directly by Mr. Walton, (b) 79,167 shares of Common Stock subject to stock options held by Mr. Walton, (c) 72,106 shares of Common Stock held by a trust of which Mr. Walton is trustee and (d) 234,958 shares of Common Stock held by Sheboygan County Broadcasting Co., Inc. (“Sheboygan”). Under the rules of the SEC, Mr. Walton may be deemed to have voting and dispositive power as to the shares held by Sheboygan since Mr. Walton is an officer, director and shareholder of Sheboygan.

(9)	Consists of (a) 2,653,751 shares of Common Stock owned directly by Mr. Wenninger, (b) 5,000 shares of Common Stock held by Mr. Wenninger’s spouse (Mr. Wenninger disclaims beneficial ownership of the shares held by his spouse), (c) 250,000 shares of Common Stock held by a trust of which Mr. Wenninger is trustee, (d) 29,167 shares of Common Stock subject to stock options held by Mr. Wenninger and (e) Common Stock purchase warrants for 120,000 shares of Common Stock held by Mr. Wenninger.

(10)	Consists of 29,167 shares of Common Stock subject to stock options held by Dr. Frank.

(11)	Consists of 84,245 shares of Common Stock owned directly by Mr. Pope and 370,000 shares of Common Stock subject to stock options held by Mr. Pope.

(12)	Consists of 90,000 shares of Common Stock owned directly by Ms. Felch.

(13)	Consists of 431,957 shares of Common Stock and warrants to purchase 1,500,000 shares of Common Stock owned by Goben Enterprises, LP, a limited partnership of which Mr. Benson is a general partner. Also includes 31,546 shares of preferred stock owned by Goben Enterprises, LP.

(14)	Also includes 29,750 shares of Common Stock owned directly by Mr. Zic and 69,000 shares of Common Stock subject to stock options held by Mr. Zic.

The above beneficial ownership information is based on information furnished by the specified person and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 2006 all section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Pope filed a Form 4 on December 13, 2006 reporting a transaction occurring on October 1, 2006 and a Form 4 on October 6, 2006 reporting transactions occurring September 28, 2006 and September 29, 2006; Mr. Zic filed a Form 4 on December 13, 2006 reporting a transaction occurring on October 1, 2006 and a Form 4 on July 5, 2006 reporting a transaction occurring on June 3, 2006; Mr. Parrish filed a Form 4 on May 8, 2006 reporting a transaction occurring on May 1, 2006; Mr. Kerber filed a Form 4 on April 19, 2006 reporting a transaction occurring on June 19, 2000; and Ms. Felch filed a Form 4 on February 14, 2007 reporting a transaction occurring on February 6, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Between September 2004 and January 2005, the Company conducted a program to induce the holders of the Company’s outstanding Common Stock purchase warrants to exercise their warrants. Pursuant to this program, the Company offered an incentive to such holders providing for issuance of (1) shares of the Company’s Common Stock equal to 10% of the aggregate number of Common Stock purchase warrants exercised or (2) new Common Stock purchase warrants equal to 20% of the aggregate number of outstanding warrants exercised containing an exercise price per share equal to the closing price of the Company’s Common Stock as reported on the OTC Bulletin Board on the date the holder committed to exercise the outstanding warrants. Under this incentive program, one investor exercised 500,000 warrants as of September 30, 2004 and received 550,000 shares of Common Stock which includes 50,000 incentive shares. Between October 2004 and January 2005 four investors opted to exercise 1,000,000 warrants and receive 1,100,000 shares of Common Stock which includes 100,000 incentive shares and two investors opted to exercise 1,200,000 warrants and received 1,200,000 shares of Common Stock and 240,000 incentive warrants with an exercise price in each case of $1.50 per share and an expiration date of November 23, 2007. Among the seven persons participating in this program were three of the Company’s directors (Stephen M. Dearholt, Richard E. Wenninger and O.B. Parrish). The Company received aggregate proceeds of $2.5 million from the exercise of the outstanding warrants.

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

PROPOSALS FOR 2007 ANNUAL MEETING

Any shareholder who desires to submit a proposal for inclusion in the Company’s 2008 Proxy Statement in accordance with Rule 14a-8 must submit the proposal in writing to O.B. Parrish, Chief Executive Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60610. The Company must receive a proposal by October 23, 2007 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to consider it for inclusion in the Company’s 2008 Proxy Statement.

Proposals submitted other than pursuant to Rule 14a-8 that are not intended for inclusion in the Company’s 2008 Proxy Statement will be considered untimely if received after January 6, 2008. If a shareholder gives notice of such a proposal after this deadline, SEC rules allow the Company’s proxy holders discretionary voting authority to vote against the shareholder proposal to the extent it is properly presented for consideration at the 2008 Annual Meeting of Shareholders.

ANNUAL REPORT

The Company is required to file an Annual Report, called a Form 10-KSB, with the SEC. A copy of the Annual Report on Form 10-KSB for the year ended September 30, 2006 will be provided without charge on written request of any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to: Corporate Secretary, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60610.

EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company’s regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

By Order of the Board of Directors,

William R. Gargiulo, Jr.,
Secretary

Chicago, Illinois
February 20, 2007

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF THE FEMALE HEALTH COMPANY
(as amended as of February 27, 2004)

Purpose:

The Audit Committee is appointed by the Board of Directors to monitor the corporate financial reporting and the internal and external audits of The Female Health Company (the “Company”). The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditor regarding financial reporting. The Audit Committee shall assist the Board of Directors with oversight of (i) the integrity of the Company’s financial statements, the accounting and financial reporting process of the Company and the audits of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities under this charter, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Company from whom it receives information and (b) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

The independent auditors for the Company are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the proxy statement). The Company shall provide the Audit Committee with appropriate funding for payment of compensation, fees and expenses to the independent auditors and to counsel or other advisors that the Audit Committee may deem appropriate to engage.

Membership:

The Audit Committee will consist of at least three members of the Board, each of whom shall be “independent director” within the rules of the Nasdaq Stock Market, shall not be an officer or employee of the Company or its subsidiaries and shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. One member of the Audit Committee shall be an “audit committee financial expert” as may be defined by the rules of the Securities and Exchange Commission.

Responsibilities:

The responsibilities of the Audit Committee shall include:

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal control over financial reporting and the Company’s disclosure controls and procedures;

2.	Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit function;

3.	Reviewing the independent auditors’ proposed audit scope and approach, including, when applicable, audit procedures with respect to the Company’s internal control over financial reporting;

4.	Reviewing with management and the independent auditors the audited financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors and any serious difficulties or disputes with management encountered during the course of the audit, and reviewing the other financial disclosures in the Company’s Form 10-K report, including Management’s Discussion and Analysis of Financial Condition and Results of Operations;

5.	Having a predetermined arrangement with the independent auditors that they will advise the Audit Committee through its Chair and management of the Company of any significant or material issues identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release, or, if not practicable, prior to filing the Company’s Form 10-QSB for that quarter, and receiving either an oral or written communication provided by the independent auditors at the end of each of the first three quarters of the year that they have nothing to report or enumerate as to the required reporting issues to the Audit Committee Chair;

6.	Approving the appointment of the independent auditors, subject, if applicable, to stockholder ratification;

7.	Approving fee arrangements with the independent auditors;

8.	Reviewing the performance and qualifications of the independent auditors and reviewing the experience and qualifications of the senior members of the independent auditor team, compliance by the independent auditors with audit partner rotation requirements and the quality control procedures of the independent auditors;

9.	Approving in advance the retention of the independent auditor firm for any non-audit service that such firm is not prohibited from performing for the Company and approving the fees for any such service;

10.	Ensuring that the independent auditors prepare and deliver annually a Statement as to Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and discussing with the independent auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company’s independent auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the independent auditors’ independence;

11.	Reviewing reports from the independent auditors regarding (a) critical accounting policies used by the Company in its financial statements, (b) all alternative treatments of financial information within generally accepted accounting principles that the independent auditors have discussed with management, ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management;

12.	Recommending to the Board of Directors guidelines for hiring of employees of the independent auditor who have been engaged on the Company’s account;

13.	Advising the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations;

14.	Reviewing with management and the independent auditors the effect of any significant regulatory and accounting initiatives;

15.	Obtaining from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

16.	Meeting at least quarterly with management and the independent auditors in separate executive sessions;

17.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

18.	Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments, and the Company’s risk assessment and risk management policies;

19.	If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

20.	Reviewing related party transactions for potential conflicts of interest and approving related party transactions;

21.	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company or its subsidiaries of concerns regarding questionable accounting or auditing matters;

22.	Performing other oversight functions as requested by the full Board of Directors;

23.	Reviewing and updating the Audit Committee’s charter annually and recommending any proposed changes to the Board of Directors for approval;

24.	Instructing the independent accountants that the independent accountants are ultimately responsible to the Board of Directors and the Audit Committee; and

25.	Preparing any report, including any report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for the Company’s annual meeting.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report regularly to the Board regarding the Committee’s examinations and recommendations.

Meetings:

The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

Reports:

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors at which those recommendations are presented.

Minutes:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

PROXY
THE FEMALE HEALTH COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints O.B. Parrish and William R. Gargiulo, Jr., or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of The Female Health Company to be held at the Hilton Garden Inn, the Grand Room, 10 East Grand Avenue, Chicago, Illinois 60610 on March 29, 2007 at 2:00 p.m., local time, and at any adjournment thereof, there to vote all shares of Common Stock, Class A Convertible Preferred Stock — Series 1 and Class A Convertible Preferred Stock – Series 3, which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.
Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS AND TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.
detach below and return using the envelope provided

THE FEMALE HEALTH COMPANY ANNUAL MEETING OF SHAREHOLDERS

1.	ELECTION OF DIRECTORS: (terms expiring at the 2008 Annual Meeting)	1-David R. Bethune 2-Stephen M. Dearholt 3-Mary Margaret Frank, Ph.D. 4-William R. Gargiulo, Jr. 5-James R. Kerber 6-Mary Ann Leeper, Ph.D. 7-O.B. Parrish 8-Michael R. Walton 9-Richard E. Wenninger	☐ FOR all nominees listed to the left (except as specified below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)	—	—	→

2.	To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.	☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

	Date	NO. OF SHARES
Check appropriate box Indicate changes below:

Address Change? ☐	Name Change? ☐

Signature(s) in Box
If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.